Exhibit 99.1

XG TECHNOLOGY PRICES $3,500,000 OFFERING

Sarasota, Florida—February 8, 2017—xG Technology, Inc. (“xG” or the “Company”) (Nasdaq: XGTI, XGTIW), a leading provider of wireless video solutions to broadcast, law enforcement and defense markets, and private mobile broadband networks for critical communications, today announced the pricing of an underwritten offering of 1,750,000 shares of its common stock and warrants to purchase up to an aggregate of 1,312,500 shares of its common stock at a combined offering price of $2.00. The warrants will have a per share exercise price of $2.00, will be exercisable immediately and will expire five years from the date of issuance. The gross proceeds to xG from this offering are expected to be approximately $3,500,000, before deducting underwriting discounts and commissions and other estimated offering expenses. The offering is expected to close on February 14, 2017, subject to customary closing conditions.

Aegis Capital Corp. is acting as the sole book-running manager for the offering.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission and became effective on August 21, 2014.

The offering will be made only by means of a prospectus. A copy of the prospectus relating to the offering may be obtained, when available, by contacting Aegis Capital Corp., Prospectus Department, 810 Seventh Avenue, 18th Floor, New York, NY 10019, telephone: 212-813-1010, e-mail: prospectus@aegiscap.com.

Investors may also obtain these documents at no cost by visiting the SEC's website at http://www.sec.gov.

About xG Technology, Inc.

xG Technology is a provider of market-leading wireless video solutions to broadcast, law enforcement and defense markets, and private mobile broadband networks for use in challenging environments. The company is focused in delivering communications technologies that provide its customers enhanced levels of reliability, mobility, performance and efficiency in their business operations and missions. xG markets its technology solutions across three business units: Integrated Microwave Technologies (IMT), Vislink Communication Systems and xMax.

IMT is a pioneer in the design, development and distribution of advanced digital microwave systems and has been a trusted supplier to broadcast, sports and entertainment, and MAG (Military, Aerospace & Government) markets. The company’s product lines are recognized for their high level of performance, reliability, build quality, extended operating ranges and compact form factors. More information about IMT can be found at www.imt-solutions.com.

Vislink specializes in the wireless capture, delivery and management of secure, high-quality, live video from the field to the point of usage, serving broadcast & media and public safety & surveillance markets. More information about Vislink can be found at http://www.vislink.com/.

xMax is a secure, rapid-deploy mobile broadband system that delivers mission-assured wireless connectivity in demanding operating environments. xMax was specifically designed to serve as an expeditionary and critical communications network for use in unpredictable scenarios and during fluid situations. This makes it a compelling solution for disaster response, emergency communications, and defense applications. More information about xMax can be found at

http://www.xgtechnology.com/products.

Based in Sarasota, Florida, xG Technology has over 100 patents and pending patent applications. xG is a publicly traded company listed on the NASDAQ Capital Market (symbol: XGTI) For more information, please visit www.xgtechnology.com.

Cautionary Statement Regarding Forward Looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company’s expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  These statements include but are not limited to statements regarding the intended terms of the offering, closing of the offering and use of any proceeds from the offering. When used herein, the words “anticipate,” “believe,” “estimate,” “upcoming,” “plan,” “target”, “intend” and “expect” and similar expressions, as they relate to xG Technology, Inc., its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company’s actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements.

For More Information:

Daniel Carpini
xG Technology
daniel.carpini@xgtechnology.com
(941) 953-9035